Exhibit 5.1

Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

June 6, 2012

ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Re:          Registration Statement on Form S-3
Underwritten Public Offering

Ladies and Gentlemen:

Reference is made to our opinion dated April 22, 2011 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-173682) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2011 by ARMOUR Residential REIT, Inc. (the “Company”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”). We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”) dated May 31, 2012.  The Prospectus Supplement relates to the offering by the Company of up to 1,610,000 shares (the “Preferred Shares”) of the Company's 8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), which Preferred Shares are covered by the Registration Statement. The Prospectus Supplement also relates to the potential issuance of up to 11,566,079 shares (the “Common Shares”) of the Company's common stock, par value $0.001 per share, upon the conversion of the Preferred Shares pursuant to the Articles Supplementary governing the Preferred Shares, subject to adjustment as provided therein. We understand that the Preferred Shares and the Common Shares are to be offered and sold in the manner set forth in the Registration Statement and the Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Preferred Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Prospectus dated May 4, 2011 included with the Registration Statement (the “Prospectus”), (iii) the Prospectus Supplement, (iv) the Company's Articles of Incorporation, as amended, (v) the Company's By-laws, (vi) the Articles Supplementary for the Series A Preferred Stock, as certified by the Secretary of the Company, (vii) certain resolutions of the Board of Directors of the Company and of the Pricing Committe thereof, (viii) corporate records and instruments, (ix) a specimen certificate representing the Preferred Shares and the Common Shares, and (x) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the authenticity of originals of such documents that have been presented to us as photostatic copies, and that the Preferred Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers of the Company.

BOCA RATON    DALLAS    DENVER    FORT LAUDERDALE    JACKSONVILLE    LAS VEGAS    LOS ANGELES    MADISON    MIAMI    NAPLES    NEW YORK    ORLANDO    PALM BEACH    SALT LAKE CITY
TALLAHASSEE    TAMPA    TYSONS CORNER    WASHINGTON, D.C.    WEST PALM BEACH

ARMOUR Residential REIT, Inc.
June 6, 2012

Based upon the foregoing, we are of the opinion that the Preferred Shares and the Common Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that may change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman Senterfitt